SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2003

NOVOSTE CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

3890 Steve Reynolds Blvd., Norcross, GA 30093

              (Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code (770) 717-0904

(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

Novoste has agreed to enter into amended and restated termination agreements with its executive officers. The forms of amended and restated termination agreements are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Exhibit Description

Exhibit 99.1	Form of amended and restated termination agreement for executive officers other than Alfred J. Novak.

Exhibit 99.2	Form of amended and restated termination agreement for Alfred J. Novak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2003

NOVOSTE CORPORATION

By:	/S/ DANIEL G. HALL
Daniel G. Hall Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of amended and restated termination agreement for executive officers other than Alfred J. Novak.

99.2	Form of amended and restated termination agreement for Alfred J. Novak.